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Exhibit 24.1

Curative Health Services, Inc.
Power of Attorney

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joseph L. Feshbach, his true and lawful attorney-in-fact and agent with the powers of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the issuance of shares of restricted stock units of Curative Health Services, Inc. pursuant to the Restricted Stock Unit Award Agreement, by and between Paul McConnell and Curative Health Services, Inc., dated April 23, 2004, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 24th day of May 2004.

Signature	Title

/s/ JOSEPH L. FESHBACH Joseph L. Feshbach	Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)
/s/ THOMAS W. AXMACHER Thomas W. Axmacher	Executive Vice President of Finance and Chief Financial Officer (principal financial and accounting officer)
/s/ JOHN C. PRIOR John C. Prior	President, Specialty Healthcare Services and Director
/s/ PAUL F. MCCONNELL Paul F. McConnell	President, Chief Operating Officer and Director
/s/ PAUL S. AUERBACH, MD Paul S. Auerbach, MD	Director
/s/ DANIEL E. BERCE Daniel E. Berce	Director
/s/ LAWRENCE P. ENGLISH Lawrence P. English	Director
/s/ TIMOTHY I. MAUDLIN Timothy I. Maudlin	Director
/s/ GERARD MOUFFLET Gerard Moufflet	Director
/s/ PETER M. DECOMO Peter M. DeComo	Director

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  Exhibit 24.1
Curative Health Services, Inc. Power of Attorney